Pricing Supplement No.  8                       Filing Under
                      ----                      Rule 424 (b)(2)
(To Prospectus Supplement dated June 4, 1997
 including the Prospectus dated May 21, 1997)
                                                Registration
Trade Date:  8/26/97                            File No.
           -----------------                    333-27141


                              IKON Capital, Inc.
--------------------------------------------------------------------------------

                               Medium Term Notes


CUSIP:  45171EAE7
      --------------------------------------------------------------------------
Principal Amount:  10,000,000
                 ---------------------------------------------------------------
Interest Rate (if fixed rate):  6.35%
                              --------------------------------------------------
Interest Payment Date(s):  N/A
                         -------------------------------------------------------
    (other than June 15 and December 15)
Regular Record Date(s):  N/A
                       ---------------------------------------------------------
    (other than May 31 and November 30)
Stated Maturity:  8/30/99
                ----------------------------------------------------------------
Specified Currency:  US Dollars
                   -------------------------------------------------------------
Applicable Exchange Rate (if any):  N/A
                                  ----------------------------------------------
       US Dollar $1.00 =  N/A
                        --------------------------------------------------------
Issue Price (as a percentage of
          principal amount):  100%
                            ----------------------------------------------------
Selling Agent:
    -Lehman Brothers:
                     ----------------------------
    -Chase Securities, Inc.:         X
                            ---------------------
    -Goldman, Sachs & Co.:
                          -----------------------
    -Merrill Lynch & Co.:
                         ------------------------
    -Other:
           --------------------------------------
Selling Agent's Commission (%):  .25%
                               -------------------------------------------------
Purchasing Agent:  N/A
                 ---------------------------------------------------------------
Purchasing Agent's Discount or
          Commission (%):  N/A
                         -------------------------------------------------------
Type of Sale:
        As Agent:          X             As Principal:
                 ----------------------               --------------------------
Net proceeds to the Company:  9,975,000
                            ----------------------------------------------------
Settlement date (original issue date):  8/29/97
                                      ------------------------------------------
Redemption Commencement Date (if any):  N/A
                                      ------------------------------------------
Redemption Period:  N/A
                  --------------------------------------------------------------
Exchange Rate Agent:  N/A
                    ------------------------------------------------------------
Original Issue Discount Security:
        Yes:          No:    X
            ---------    ----------
Form:
        Book Entry:   X     Certificated:
                   --------              --------
Floating Rate Notes:  N/A
                    ------------------------------------------------------------
          Interest Rate Basis:  N/A
                              --------------------------------------------------
   -Commercial Paper Rate:
                          -----------------------
   -Prime Rate:
               ----------------------------------
   -LIBOR:
          ---------------------------------------
   -Treasury Rate:
                  -------------------------------
   -CD Rate:
            -------------------------------------
   -Federal Funds Rate:
                       --------------------------
   -Other:
          ---------------------------------------

Index Maturity:  N/A
               -----------------------------------------------------------------
Spread:  N/A
       -------------------------------------------------------------------------
Spread Multiplier:  N/A
                  --------------------------------------------------------------
Maximum Interest Rate:  N/A
                      ----------------------------------------------------------
Minimum Interest Rate:  N/A
                      ----------------------------------------------------------
Initial Interest Rate:  N/A
                      ----------------------------------------------------------
   Interest Reset Date(s)
   (if semi-annually or annually):

   -----------------------------------------------------------------------------
       Third Wednesday of:  N/A
                          ------------------------------------------------------
         Interest Reset Date (if weekly, monthly, or quarterly):
                                                                ----------------
Interest Determination Date(s):  N/A
                               -------------------------------------------------
Calculation Date(s):  N/A
                    ------------------------------------------------------------
Calculation Agent:  N/A
                  --------------------------------------------------------------
Interest Payment Date(s):  N/A
                         -------------------------------------------------------
   (other than June 15 and December 15)
Regular Record Date(s):  N/A
                       ---------------------------------------------------------
   (other than May 31 and November 30)
Interest Reset Period:  N/A
                      ----------------------------------------------------------

Authorized by:  /s/ O. Gordon Brewer, Jr.
              ------------------------------------------------------------------
               O. Gordon Brewer, Jr.